Exhibit 99.3

Independent Auditor’s Report

To the Board of Trustees

Physicians Realty Trust

We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of the Harrisburg Properties for the year ended December 31, 2013, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above presents fairly, in all material respects, the Revenues and Certain Direct Operating Expenses described in Note 1 to the financial statement of the Harrisburg Properties for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Harrisburg Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Chicago, Illinois

November 12, 2014

Harrisburg Properties

Statements of Revenue and Certain Direct Operating Expenses

	Six Months Ended June 30, 2014	Year Ended December 31, 2013
	(unaudited)
Rental Revenue	$958,665	$1,905,369
Expense recoveries	303,691	547,304
Total revenue	1,262,356	2,452,673
Operating Expenses	(351,337)	(654,548)
Revenues in Excess of Operating Expenses	$911,019	$1,798,125

See accompanying notes.

Harrisburg Properties

Notes to Statements of Revenue and Certain Direct Operating Expenses

1. Business

On October 29, 2014, the Company through subsidiaries of the Operating Partnership, entered into an Agreement of Sale and Purchase to acquire five medical office buildings located in Harrisburg Pennsylvania (collectively the “Harrisburg Properties”) from a third party.

The Harrisburg Properties are leased to tenants under separate long-term operating leases for each property, where the landlord is responsible for operating expenses and the tenants reimburse the landlord for their share of operating expenses.

The accompanying statements of revenues and certain direct operating expenses have been prepared in accordance with S-X promulgated under the Securities Act of 1933, as amended (“Rule 3-14”). Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain direct operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the properties, have been excluded. Such items include depreciation, amortization, interest expense, amortization of above and below market leases, and income taxes. The accompanying unaudited statement of revenues and certain direct operating expenses for the six months ended June 30, 2014 reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the period pursuant to the instructions to Rule 3-14.

2. Summary of Significant Accounting Policies

Use of Estimates - Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statement and related notes. Actual results could differ from those estimates.

Revenue Recognition - The Tenant’s leases are accounted for as operating leases. Rental income is recognized on a monthly basis at the amounts due under the terms of each lease.

3. Tenant Leases

The Company assumed all of the non-cancellable operating leases with the tenants that occupy the Harrisburg Properties. The leases are subject to periodic escalators based upon increase in the Consumer Price Index, as defined, over and through the end of the lease terms. The leases have remaining lease terms from 2015 through 2023 and contain extension options.

4. Subsequent Events

Subsequent events were evaluated through November 12, 2014, the date the financial statements were available to be issued.